EXHIBIT 23.1



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lightning Rod Software, Inc. of our report dated March 10, 2000 relating to the financial statements which appear in the Current Report on Form 8-K of Lightning Rod Software, Inc. dated April 28, 2000.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Minneapolis, Minnesota
July 27, 2000